UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2024

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 1112 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2024 (the “First Amendment Effective Date”), American Shared Hospital Services (the “Company”), along with certain of its domestic subsidiaries, entered into a First Amendment to Credit Agreement (the “First Amendment”) with Fifth Third Bank, National Association (the “Lender”), amending that certain Credit Agreement dated April 9, 2021 by and among the Company, certain of its domestic subsidiaries and the Lender (the “Credit Agreement”).

The First Amendment added a new term loan in the aggregate principal amount of $2.7 million (the “Supplemental Term Loan”). The proceeds of the Supplemental Term Loan were advanced in a single borrowing, funded on the First Amendment Effective Date, and will be used for capital expenditures related to the Company’s operations in Puebla, Mexico and other related transaction costs. The Supplemental Term Loan will mature on January 25, 2030 (the “Maturity Date’). Interest on the Supplemental Term Loan is payable monthly during the initial twelve month period following the First Amendment Effective Date. Following such twelve month period, the Company is required to make equal monthly payments of principal and interest to fully amortize the amount outstanding under the Supplemental Term Loan by the Maturity Date. The Supplemental Term Loan is subject to a loan origination fee of $9,450. There are no prepayment fees associated with the Supplemental Term Loan. The Supplemental Term Loan is secured by a lien on substantially all of the assets of the Company and certain of its domestic subsidiaries.

The First Amendment also replaces the LIBOR-based rates in the Credit Agreement with SOFR-based rates. Pursuant to the First Amendment, advances under the Credit Agreement bear interest at a floating rate per annum equal to SOFR plus 3.00%, subject to a SOFR floor of 0.00%.

The First Amendment modifies certain reporting requirements, covenants, representations, certifications and schedules, including without limitation, excluding financial information of the Company’s foreign subsidiaries for purposes of calculating the fixed charge coverage ratio and maximum funded debt to EBITDA ratio (other than the inclusion of debt of foreign subsidiaries to the extent it is guaranteed by the Company or any of its domestic subsidiaries or secured by a pledge of assets of the Company or any of its domestic subsidiaries).

The foregoing summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion under item 1.01 above, which is incorporated herein by reference, for a discussion of the creation of a direct financial obligation under the First Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment to Credit Agreement dated as of January 25, 2024 by and among American Shared Hospital Services, PBRT Orlando, LLC, and GK Financing, LLC as co-borrowers, American Shared Radiosurgery Services as a loan party, and Fifth Third Bank, National Association, as Lender.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
(Registrant)

Dated: January 31, 2024	/s/ Raymond C. Stachowiak
By: Raymond C. Stachowiak
Title: Executive Chairman of the Board